Portions of this exhibit have been omitted pursuant to Item 601 (b)(10)(iv) of Regulation S-K on the basis that the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. The Registrant agrees to furnish supplementally a copy of any omitted information to the SEC upon its request, however, the Registrant may request confidential treatment of omitted information. Information that has been omitted has been noted in this document with a placeholder identified by the mark "[***]".

HOSTING SERVICES AGREEMENT

THIS AGREEMENT dated as of the Aug 7, 2023 (Without a specific date, the date will be the day when the deposit arrives at The Company)

BETWEEN:

Xcentz Limited, a body corporate having an office and carrying on business at 44/F, Office Tower, Convention Plaza, 1 Harbour Road, Wanchai, Hong Kong

(**"Machine Provider"**)

[***]

(**"the "Company"**)

Collectively called "**Parties**", and individually, a "**Party**"

WHEREAS:

(1) The Company is in the business of providing hosting services to persons wishing to "mine" cryptocurrency (the "**Inventory**") and the Machine Provider has agreed to retain the Company to provide the Machine Provider with such hosting services (the "**Services**") as are more particularly described in this agreement and **Schedule "A"** attached hereto (this agreement being hereinafter referred to as the "**Hosting Services Agreement**");

(2) The Company shall strive to engineer the electric power supply to achieve an "ideal" operating voltage for Mining Machines of 200-240V. The Company aims for 95% up time (the "**UpTime**"). UpTime is the period that mining site is having both electricity supply and internet access.

(3) The Company and the Machine Provider are desirous of entering into this Hosting Services Agreement which sets out the terms and conditions that are applicable to and that govern the provision of the Services by the Company to the Machine Provider;

(4) Currency in this agreement is **Canadian dollar** by default.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. PROVISION OF THE HOSTING SERVICES BY THE COMPANY

1.1 The Company shall furnish the Services described in **Schedule "A"** attached hereto and shall be incorporated herein as part of this Hosting Services Agreement as if the same where set forth herein in full.

1.2 The Company's management and technicians shall use their professional judgement to determine the hours of the day during which it will perform the Services. The Company agrees, to the extent possible, to endeavour to make its technical people available to the Machine Provider between the general working hours of 8:30am-5:30pm. The Company shall have at least one (1) person onsite between the hours of 4am-8pm on any given day.

1.3 Any amounts quoted herein by the Company are good for 10 days after quote date. (the "**Execution Deadline Date**"). Machine Provider acknowledges and agrees that the amounts quoted herein by the Company may change if this Hosting Services Agreement is not executed and delivered to the Company on or prior to the Execution Deadline Date.

2. HOSTING SERVICES AGREEMENT AND THE TERMINATION OF THE HOSTING SERVICES AGREEMENT

2.1 The Services to be provided under the provisions of this Hosting Services Agreement shall be provided by the Company to the Machine Provider for a term (the "**Term**") of three (3) year. The Term shall commence on the **Start Date.** If Machine Provider wishes to extend the Term, Machine Provider must provide the Company with no less than three (3) months written notice (email is acceptable) of such intention prior to the expiration of the Term. If Machine Provide does not wish to extend the Term, it does not need to notify the Company of such decision.

2.2 Provided that the Company has received the additional Deposit (as contemplated in Section 3.1 3.2 3.3 3.4 3.5, 4.2) and the Set-up Fee, the Company shall commence providing the Services within 30 days of contract execution providing Miners arrive in the location within 15 days following contract execution.

2.3 Machine Provider can choose to replace the original Mining Machines with current types of mining machines at any time during the Term. In order for Machine Provider to exercise its option under Section 2.3, Machine Provider must provide the Company with written notice of Machine Provider's intention to replace some or all of its mining machines (with sufficient detail to permit the Company to prepare for the replacement) and pay the Company the fee outlined in Schedule A.

2.4 Upon expiration of the Term, the Company shall disconnect the Mining Machines and set the Mining Machines aside for removal by Machine Provider. Machine Provider must remove the Mining Machines from the Location within 14 Business Days. Machine Provider may

(a) collect the Mining Machines;

(b) arrange for a third party to collect the Mining Machines from the Location;

(c) employ the Company to package the Mining Machines for transport and arrange shipping of the Mining Machines to a location provided by Machine Provider. Pursuant to this option, Machine Provider shall be responsible for arranging and paying for a truck to pick-up and transport the Mining Machines to the destination.; or

(d) dispose/recycle the Mining Machines. Pursuant to this option, the Company shall remove the Mining Machines and arrange for the Mining Machines to be recycled. Machine Provider shall pay the Company a recycling fee (the "Recycling Fee Deposit" [***].

3. FEE FOR SERVICES UNDER THE HOSTING SERVICES AGREEMENT (ALL COSTS ARE EXPRESSED IN CANADIAN DOLLARS.)

The Company shall provide hosting service for the following. Machine provider will deliver the following machines to hosting site. The hosting fee is listed in the quotation sheet. (Attachment: Quotations)

3.1 Miners (the "**Mining Machines**") provider will ship miners for service within 90 days after agreement date (the "**Delivery Date**"). The Company shall charge Machine Provider a fee (the "**Set-up Fee**" [***]) for initial setup to cover the set-up costs for the Mining Machines [** *]

(as hereinafter defined). The Company shall set-up the Mining Machines so that they are fully-operational as intended under the terms of this Agreement. As soon as the Mining Machines are ready for operation, the Company shall notify Machine Provider of the commencement of operations (the "**Start Date**"). If the Machine Provider chooses to ship additional miners in the future for hosting services, the same hosting service rate as dictated in this contract shall apply and [* * *] shall be charged based on the expected power consumption of the new miners.

3.1.1

Setup work (the "**Set-up**") will include: shipping assistant, cargo unloading, package unpack, inspect machine(s), power consumptions test, install machine into hosting spot, network IP address configurations, connection to power, power on machine, other commercially reasonable initial setup work.

3.1.2

Setup a VPN/VLAN network system and a remote access computer for remote access.

3.1.3

10139882 Manitoba LTD will allow Machine provider to install a raspberry pi for remote monitoring via VPN.

3.1.4

Login each machine and setup the pool data, Assist machine provider to create an observation URL for future monitoring.

Machine provider is obligated to register wallet and pool at their own risk. Machine provider will provide only pool name, account name workers name to the Company, the Company will not ask any wallet information.

Machine provider will not give or try to give any wallet information like public key or private key to the Company's employees at any time.

3.2 Other work being required by Machine Provider.

The Company is not liable for the equipment being provided by Machine Provider.

3.3 Machine Provider shall pay the Company a fee (the "**Hosting Fee**"). Invoice will be issued to machine provider per one (1) month.

The billing amount will be determined and confirmed according to the actual power usage testing record. A report can be provided to Machine Provider for billing update. The test should be finished within 30 days after miner's arrival.

The Hosting Fee shall be due at the beginning of billing period for which Services will be provided.

3.4 On execution and delivery of this Hosting Services Agreement to the Company, Machine Provider shall pay the Company a refundable deposit (the "**Deposit**") in the amount of [***] [* * *] the first month of operation.

[***]

3.5 The Company retains at least [***] for this contract which will be used to pay the last two (2) months of hosting service operation.

3.6 VPN/VLAN remote access or remote control software service fee is [***]

4. BILLING/INVOICING FOR SERVICES

4.1 The Company shall invoice Machine Provider for the Services at the beginning of the Term. Machine Provider shall receive its initial invoice (the "**Initial Invoice**") at the Start Date and an invoice (an "**Invoice**") for Services every month thereafter until the expiry of the Term. All amounts on an Invoice will be denominated in Canadian dollars.

4.2 The Company shall apply the First month hosting fee against the Initial first month Invoice. The remainder of **the Deposit** shall be held by the Company until the earlier of the expiry of the Term or the termination of this Hosting Services Agreement. The Company may apply the remainder of **the Deposit** against the last two (2) month(s) hosting fee or any damages, disposal/recycling costs, or other amounts owing by Machine Provider to the Company.

4.3 The Company shall forward electricity bills Invoices within three (3) business days of each month to the Machine Provider for the relevant period(s) of time and Machine Provider shall pay the Invoices in full to the Company by no later than 3:30 p.m. (Vancouver time) in the fifth (5th) business day following the date of the Invoice (the "**Payment Due Date**").

4.4 If the Machine Provider disagree with the invoice, the Machine Provider needs to raise objections within five (5) business days and both parties will decide the amount of the invoice, and the difference will be adjusted in next month's invoice. If both parties can't reach agreement, then it will be submitted to arbitration during which process, both parties are still required to perform their obligations in accordance with the Hosting Services Agreement.

4.5 The Company's billing date will be on the 1st day of every payment period, and the Initial Invoice will be prorated from the Start Date. The Company shall provide Machine Provider with an account number and account details (the "**Payment Account**"). Machine Provider shall pay the full amount of the Invoice by depositing payment therefore into the Account. Payment is denominated in and to be paid in CAD for Canadian clients and USD for other countries.

4.6 Any Invoice outstanding past the Payment Due Date shall be subject to a penalty (the "**Late Payment Penalty**") of 2% of the amount of outstanding Invoice.

4.7 If an Invoice has not been fully paid by the Payment Due Date, Machine Provider acknowledges and agrees that the Company may, at its sole discretion and without notice of any kind to Machine Provider, cease operation of the Mining Machines by disconnecting or shutting off electrical power to the Mining Machines. If the Company subsequently receives full payment from Machine Provider such that Machine Provider is current with its Invoices, the Company may in its sole discretion re-commence operation of the Mining Machines.

4.8 If an Invoice has not been paid by the 5th business day after Payment Due Date, the Company may deduct from the Deposit all amounts owing for outstanding Invoice(s), the Late Payment Penalty, and any other amounts then outstanding. The Company shall provide written notice to Machine Provider that the Company intends to apply the Deposit against all amounts owing by Machine Provider to the Company. Machine Provider shall still remain liable to the Company for all amounts owing, if any, to the Company after the Deposit has been exhausted.

4.9 If during the Term the amount of the Deposit is depleted to nil caused by Machine Provider, the Company may provide written notice to Machine Provider that Machine Provider must pay to the Company a further amount equal to agreed upon deposit amount within five (5) business days of the notice date and, upon receipt of such amount, the Company shall add such amount to the Deposit.

4.10 Machine Provider acknowledges and agrees that, if

(a) the amount remaining in the Deposit is $nil;

(b) an Invoice remains outstanding five (5) business days past the Payment Due Date; and

(c) Machine Provider has made no material effort to increase the amount of the Deposit within Ten (10) business days after Notice date (as contemplated in Section 4.9),

then until such time as Machine Provider has paid all outstanding Invoices in full (including any penalties and taxes), the Company may operate the Mining Machines for the Company's own account, as if the Company owned the Mining Machines, provided that the Company pays all the costs of operating the Mining Machines during such time. Any Inventory generated by the Company during this period will be the sole property of the Company.

5. LOCATION

5.1 The Company and the Machine Provider shall work together to determine a location (the "**Location**") suitable for the operations. The Company shall identify sites that may be used by the Machine Provider for the purposes of "mining" cryptocurrency, and the Company shall provide Machine Provider with all relevant information on available sites. Machine Provider shall have the right to visit any of the sites at an agreed upon date and time by the Company and Machine Provider. The final choice of Location will be selected from the list provided to Machine Provider, and will be made by the Company and the Company shall notify Machine Provider, in writing, of the chosen Location. An addendum will be signed by both parties and added to this agreement after Location is selected. The default Location is Bissett, Manitoba, Canada.

5.2 Miners will be located at [***]. Relocation of miners requires advanced written consent between the Company and Machine Provider.

5.3 The Company shall prepare the Location to receive the Mining Machines. In furtherance thereof, the Company shall:

(a) outfit the Location, as necessary, in accordance with the configuration parameters of onsite electrical power;

(b) prepare an installation schedule for the Mining Machines at the Location;

(c) ensure that the Location has sufficient electrical power capacity that it is able to safely power no less than the agreed number of Mining Machines.

(d) design and construct the Location's set-up, including installing all transformers, switchgear, earth leakage protectors, high and low voltage cables, control cabinets, cabling and other sophisticated components according to the level of the access voltage and the Location's power supply current;

(e) allow Machine Provider to install their own fire wall, metering equipment and camera monitoring system for 360 miners per power box.

(f) provide a high-speed, Internet connection at the Location appropriate for the number of Mining Machines at the Location, whether by way of optical fiber or similar methods, permitting the Mining Machines to access the network, two internet providers shall be used to mitigate downtime risks; and

(g) construct all necessary interior facilities, such as shelves with power sockets and network cables, appropriate cooling ventilation equipment, general control room and other basic office space, as well as a night shift duty room, and the space size, ventilation features, heat dissipation technology and energy capacity of the Location shall be based on the requirements of Machine Provider's Mining Machines.

5.4 If, after entering into this Hosting Services Agreement, Machine Provider decides to deliver to the Location different machines in substitution of the Mining Machines originally contemplated at the time of execution of this Hosting Services Agreement, Machine Provider shall notify the Company in writing no later than 14 days prior to the Delivery Date. Such notice shall include a detailed description of the machines to be delivered to the Location. Upon receipt of such notification, the Company shall prepare a custom set-up format (the "**Custom Set-up**") satisfactory for the Machine Provider's specific needs. Machine Provider acknowledges and agrees that such a Custom Set-up may cause Machine Provider to incur additional charges and fees, and that the Company shall invoice Machine Provider for such additional charges and fees to cover the costs of (a) preparation work undertaken prior to the notice, (b) the costs of designing, engineering and building the Custom Set-up, and (c) any regulatory approval costs for the Custom Set-up. Machine Provider agrees that it shall pay to the Company, as part of the Deposit, the invoiced amount for the additional charges and fees.

5.5 Machine Provider acknowledges and agrees that

(a) If Machine Provider requires direct access the Company's local network, Machine Provider or its agent must physically attend to the Location in accordance; and

(b) Machine Provider may monitor its Mining Machines from outside the Location through a shared, unsecure network.

(c) Machine provider is authorized for remote access only with VPN or remote management software.

(d) Machine provider is authorized to send one technician to work on site, complying with the laws and regulation of the jurisdiction where the Services are provided.

6. OWNERSHIP OF MINING MACHINES

6.1 Machine Provider owns or has the right to use each Mining Machines delivered to the Company. Unless Machine Provider's default, the Company cannot change the Pool configuration, wallet address, seize, sell, lease or pledge Machine Provider's equipment.

6.2 Machine Provider does not grant the Company a security interest in all the mining machines, all equipment and personal property in relation and conjunction with the mining machines delivered to the Company's facilities (collectively, the "**collateral**"), unless Machine Provider is in default defined as follows:

Machine Provider fails to perform, comply with, or observe, any other term, covenant, undertaking, or obligation under this Hosting Services Agreement, including without limitation, failure to pay any amount owing to the Company hereunder within sixty (60) days from the date of the Invoice for such amount.

7. MACHINE PROVIDER'S OBLIGATIONS

7.1 In addition to any other obligations that Machine Provider has under the terms of this Hosting Services Agreement, Machine Provider acknowledges and agrees and covenants with the Company that Machine Provider shall:

(a) upon execution of this Hosting Services Agreement, pay the Deposit to the Company as provided in Section 3.4;

(b) deliver the Mining Machines to the Location or to a temporary warehouse address provided by the company by the Delivery Date only those Mining Machines that are certified for use in [***] and that satisfy all health and safety standards in effect in [***] governing electrical components and/or equipment of such nature and for such operation; and

(c) promptly pay each Invoice in full for the Hosting Services Fee and any additional fees and taxes, when due and payable.

7.2 Machine Provider covenants with the Company that all the Mining Machines and the power supply units incorporated therein are compliant with the applicable law and regulation of British Columbia and Canada.

8. THE COMPANY'S OBLIGATIONS

8.1 In addition to any other obligations that the Company has under the terms of this Hosting Services Agreement, the Company acknowledges and agrees and covenants with the Machine Provider that The Company shall:

(a) provide electrical power to the Location in accordance with Machine Provider's needs under this Hosting Services Agreement.

(b) arrange for the Location to be supplied with sufficient power capacity in order to power no less than that number of Mining Machines.

(c) employ at the Location sufficient technical personnel to carry out routine maintenance of the Mining Machines and other equipment at the Location. The Company shall use its own skill and experience to set its staffing levels at the Location;

(d) maintain on-site management of the Location, and a small number of administrative personnel stationed at the Location.

(e) have the Location's set-up inspected by duly qualified engineers and other inspectors, as applicable, in compliance with applicable laws;

(f) ensure that all the Mining Machines are connected to the pool (the "**Pool**"); and

(g) duly perform periodic and ongoing Mining Machine Maintenance (as defined in Section 9.1) on the Mining Machines, as necessary.

(h) do its utmost to keep the Mining Machines operating during the Term.

9. MAINTENANCE AND REPAIRS OF MINING MACHINES

9.1 The Company shall be responsible for conducting periodic Mining Machine Maintenance. For the purpose hereof, "**Mining Machine Maintenance**" shall mean

(a) cleaning the outside casing of the Mining Machines; and

(b) checking the connections on the outside of the Mining Machine.

(c) At least 3 machine re-boots to solve minor operational issues

9.2 Machine Provider shall be responsible for the repair (the "**Repair**") of any Mining Machines. For the purposes hereof, a Repair constitutes any work or effort, other than Maintenance, required to keep a Mining Machine operable and in good working order.

9.3 If any Mining Machine requires Repair, the Company shall notify (each being a "**Repair Notice**") Machine Provider of same and that the Company shall, if requested to do so in writing by Machine Provider, arrange for Repair or said Mining Machine. The Company shall charge Machine Provider for any Repair performed by the Company or its agents in accordance with the fee schedule set out on Schedule A.

9.4 Machine Provider acknowledges and agrees that if a Repair Notice has been delivered to it concerning a Mining Machine (a "**Broken Machine**"), The Company may disconnect the Broken Machine from the Pool at its sole discretion and such Broken Machine shall not be connected or reconnected to the Pool until the Company is satisfied that the Broken Machine has been fully repaired.

9.5 If, at any time during the Term, the Company disconnects a Broken Machine from the Set-up, the Company may charge Machine Provider a disconnection fee (the "**Broken Machine Disconnection Fee**") of *** for each Broken Machine disconnected from the Set-up. Machine Provider shall be solely responsible for all costs incurred in connection with a Repair. Machine Provider acknowledges and agrees that it shall be responsible for arranging any Repairs.

Machine Provider will have the miners being repaired within 60 days. Machine Provider will return the repaired machine or provide a new machine to continue the service contract. If Machine Provide fails providing miners for its space, the Broken Machine miners deposit will be taken and the miners' space will not be reserved for Machine Provider.

10. MACHINE PROVIDER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1 Machine Provider represents, warrants and covenants to the Company, in addition to any representations, warranties or covenants given by Machine Provider elsewhere in this Hosting Services Agreement, that Machine Provider

(a) has the full and absolute right, power, capacity and authority to enter into this Hosting Services Agreement on the terms and subject to the conditions herein set forth, to carry out the transactions contemplated hereby;

(b) owns or has the right to use each Mining Machines free and clear of any liens, charges, claims, options, set-offs, encumbrances, or other limitations or restrictions of any nature whatsoever, except as expressly provided for or disclosed herein and, other than as provided

herein, no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to purchase or otherwise acquire any of the Collateral;

10.2 Both Parties shall indemnify (the "**Indemnity**") and save each other, their directors, officers, employees, consultants and their respective successors and assigns harmless from any loss or damage sustained by each other arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition of each other contained herein. The Indemnity shall cease and be of no further effect upon the second anniversary of the expiration of the Term.

11. INSURANCE

11.1 The Company shall provide, during the Term, mandatory insurance required to be obtained by the Company for the Company's employees engaged in the performance of the Services in accordance with the statutory requirements of the jurisdiction where the Services are provided. In furtherance thereof, the Company shall obtain insurance covering the property, contents of the Location, third party liability, fire, water and flood, and any other reasonably foreseeable risks. The Company shall provide Machine Provider with a copy of all insurance Policy(ies) related to performance of the Services related to this Agreement.

11.2 Machine Provider shall, during the Term, maintain commercially reasonable levels of comprehensive insurance coverage (the "**Machine Insurance**") for the Mining Machines. Machine Provider shall notify the Company, in writing, no later than the Delivery Date, that Machine Provider has obtained Machine Insurance, the amount of coverage obtained, and the specific risks covered by the Machine Insurance. Machine Provider covenants with and to the Company that Machine Provider shall maintain the Machine Insurance in good standing

11.3 Any physical damage by [***] staff, [***] will fix or replace it with [***] cost. The company shall not be responsible for wear and tear due to regular operation.

12. TAXATION

12.1 The compensation stated herein includes all applicable taxes and will not be changed hereafter as a result of any change in the Company's tax liabilities, excepting the Goods and Services Tax (the "GST") which shall be itemized separately, setting forth the amount of the GST, if applicable, calculated at the current rate as established by law together with the Company's GST registration number. The Company will conduct business according to provincial and federal government regulations. Therefore, any taxes that are required to be paid by the Machine Provider, according to Canadian law, will be added onto invoices and collected from the Machine Provider monthly.

12.2 The Company hereby covenants with the Machine Provider that it will report to such governmental authorities as required by law, all fees paid to it under this Hosting Services Agreement and that it shall remit to such governmental authorities as required by law, all taxes and statutory payments payable in respect to said fees.

12.3 Machine Provider agrees with the Company that, subject to the occurrence of an Event of Default, Machine Provider is the legal and beneficial owner of its interest in the Pool, and Machine Provider covenants that it shall be solely responsible for paying all taxes due and owing on its interest in the Pool, if any, including, but not limited to, federal excise and income taxes, provincial excise and income taxes, and other applicable taxes.

12.4 Machine Provider agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents against and from any and all claims for tax owing by the Machine Provider in connection with the Mining Machines.

13. DESIGNATION OF REPRESENTATIVES

13.1 Machine Provider shall provide the Company written notice of Machine Provider's point of contact for the purposes of this Hosting Services Agreement.

13.2 In performance of the Services defined herein, the Company shall designate a representative of the Company as its contact person who shall generally deal with Machine Provider and its designated representative for the purpose of receiving any required instructions in respect to the provision of the Services.

14. CONFIDENTIALITY

14.1 For the purposed hereof "**Confidential Information**" means information, whether generated before or during the performance of Services by the Company, relating to the business and affairs of each of the Company and the Machine Provider, and their respective affiliates, that is not part of nor is intended to be part of the public domain, including, without limitation, information relating to this Agreement, the arrangement between the parties, and the financial condition and future business plans and opportunities of the Company or the Machine Provider which (a) is proprietary in nature; (b) has been identified as confidential; or (c) if disclosed, could reasonably be expected to result in a loss or competitive disadvantage to either the Company or the Machine Provider but does not extend to information which is currently available to the public or is made available to the public through no fault of the Company or the Machine Provider, as applicable.

14.2 The parties hereto agree that any Confidential Information received by the other party (the "**Receiving Party**") shall, subject to Section 14.3 hereof, only be used as is necessary for providing the Services and for no other purpose, and the Receiving Party shall hold the Confidential Information in strict confidence and not disclose same to any other Person, including any employee, contractor or subcontractor of the Receiving Party, either before, during or after the activities relating to the Purpose, except with the prior written consent of and on terms acceptable to the disclosing party (the "**Disclosing Party**"), in its sole and absolute discretion (which consent may be arbitrarily withheld or withdrawn at any time, provided that the withdrawal of consent will not invalidate any disclosure of Confidential information made before such consent was withdrawn).

14.3 The restrictions in Section 14.2 of this Agreement shall not apply where the Confidential Information:

(a) is disclosed by the Receiving Party to an Authorized Representative. For the purposes hereof, an "**Authorized Representative**" means any affiliate of either party, or any director, officer, agent or employee of either party or any of its affiliates, or any financial, legal or other advisor of either party or any of its affiliates, or any consultant, contractor or subcontractor of either party or any of its affiliates, in each case where (i) the duties of such person require such person to process, review, use or otherwise be informed of Confidential Information in furtherance of this Hosting Services Agreement and (ii) such person has agreed to act in accordance with the terms and conditions of this Hosting Services Agreement;

(b) is in the public domain at the time of disclosure to the Receiving Party, or later enters the public domain other than by breach of this Hosting Services Agreement;

(c) was in the Receiving Party's lawful possession prior to disclosure by or on behalf of the Disclosing party or any of its affiliates, as confirmed by written records, and was not subject to any obligation of confidentiality to the Disclosing Party or any of its affiliates;

(d) is lawfully acquired by the Receiving Party from a third person who is under no obligation of confidentiality in respect of such information, but only to the extent permitted by that third person; or

(e) is required by applicable law, court order, court proceeding or the rules or policies of any stock exchange or governmental or regulatory authority having jurisdiction in the matter to be disclosed by the Receiving Party.

No specific information will be deemed to be within any of the exceptions contained in this Section 14.3 (the **"Exceptions"**) merely because such information is within the scope of more general information that is within one or more of the Exceptions. Further, in the event of any dispute between the Parties as to whether specific information is within one or more of the Exceptions, the Receiving Party will bear the burden of proof, by clear and convincing evidence, that such information is within the claimed Exception(s).

14.4 Any documentation, data, reports and other information provided to the Company where such information is the property of a third party is to be maintained in confidence as though the information was the property of the Company under the provisions of Article 14 subparagraph 14.2 above.

14.5 Upon expiration of this Hosting Services Agreement, or at such earlier time as the Disclosing Party's written request therefor, the Receiving Party shall return to the Disclosing Party any and all Confidential Information in the possession or control of the Receiving Party or any of its Affiliates or Authorized Representatives, and destroy all copies of any and all analyses, compilations, studies or other documents prepared by the Receiving Party or its Affiliates or Authorized Representatives based upon the Confidential Information, and a senior officer of the Receiving Party shall certify same in writing. Notwithstanding the foregoing, the Receiving Party may retain copies of the Confidential Information if: (a) such information is required to enable the Receiving Party to comply with applicable legal and regulatory obligations; (b) it forms part of electronic records that are contained in back-up tapes or servers created in the ordinary course of business, consistent with past practice that are not readily accessible; and (c) notwithstanding the term of this Agreement, it is kept confidential and not used for any other purpose whatsoever.

14.6 The provisions respecting confidentiality contained in this Hosting Services Agreement shall survive the expiration or termination of this Hosting Services Agreement.

14.7 The Company agrees that, in order that the Machine Provider's legitimate proprietary interests, or those of third parties, may be enforced and protected, the Machine Provider may require the Company and its employees involved in providing the Services to execute specific Confidentiality Agreements.

14.8 Machine Provider acknowledges the damages for breach of Machine Provider's obligations in this Hosting Services Agreement, are an inadequate remedy and Machine Provider agrees and consents to the granting of injunctive relief, to restrain Machine Provider from the breach of any of the said paragraphs, or to enforce any of the obligations of Machine Provider under the said paragraphs. Machine Provider further consents to the granting of injunctive relief to restrain Machine Provider from a further breach of or the further enforcement of Machine Provider's covenants under the aforesaid paragraphs, as the case may be. The consultant further agrees that in the event an order

granting injunctive relief against Machine Provider for the enforcement of the aforesaid paragraphs of this Hosting Services Agreement is granted by the Supreme Court of British Columbia, Machine Provider further consents to the enforcement of such an order by a court of competent jurisdiction in any legal jurisdiction where Machine Provider might be domiciled, located or carrying on business, at the material time.

15. NON-CIRCUMVENTION

15.1 For a period of agreement **TERM** from the expiration of the Term, except with the prior written consent of the Company, Machine Provider agrees that neither it nor any of its Affiliates will, either directly or indirectly, offer to purchase or accept an offer to sell, power from the Company's supplier of electrical power, or otherwise contract or enter into a contract with any of the Company's supplier(s) of electrical power. Provincial Hydro companies won't be considered as the Company's suppliers.

16. COPYRIGHT AND PATENTS

16.1 All copyrightable work inventions, discoveries or improvements conceived, originated or prepared by the Company arising directly or indirectly from the performance of the Services, or in connection with the performance of the Services are the property of the Company.

16.2 The filing and prosecution of all patents, industrial designs, trademarks and copyright applications arising as a result of the Company performing the Services, or in connection with the performance of the Services is solely under the control of and at the expense of the Company and all applications and any patents, industrial designs, trademarks and copyrights resulting therefrom are the property of the Company.

16.3 The Company agrees not to breach or infringe any patent, copyright, trademark, trade secret or other proprietary right owned by a third party during the performance of the Services and agrees to indemnify and save harmless the Machine Provider for liabilities arising from any such breach or infringement.

17. REPRESENTATIONS AND WARRANTIES

17.1 The Company represents and warrants to Machine Provider as follows with the intent that Machine Provider shall rely thereon in entering into this Hosting Services Agreement and in concluding the transactions contemplated hereby:

(a) it is duly incorporated, validly exists and is in good standing under the law of its jurisdiction of incorporation;

(b) The Company has the full power, capacity and authority to enter into and perform its obligations under the Agreement and any agreement or instrument referred to or contemplated herein;

(c) all corporate authorizations have been obtained for the execution of this Agreement and for the performance of its obligations hereunder;

(d) it is not insolvent and no receiver has been appointed over any part of its assets and no such appointment has been threatened;

(e) the execution, delivery and performance by it of this Agreement and each transaction contemplated by this Hosting Services Agreement does not or will not (with or without the

lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under

(i) any material term or provision of any security arrangement, undertaking, agreement or deed; or
(ii) any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound;

(f) this Hosting Services Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms by appropriate legal remedy;

(g) the execution, delivery and performance by it of this Hosting Services Agreement and each transaction contemplated by this Agreement do not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:

(i) any provision of its documents;
(ii) any material term or provision of any security arrangement, undertaking, agreement or deed; or
(iii) any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound;

17.2 Machine Provider represents and warrants to the Company as follows with the intent that the Company shall rely thereon in entering into this Hosting Services Agreement and in concluding the transactions contemplated hereby:

(a) it is duly incorporated, validly exists and is in good standing under the law of its jurisdiction of incorporation;

(b) Machine Provider has the full power, capacity and authority to enter into and perform its obligations under the Hosting Services Agreement and any agreement or instrument referred to or contemplated herein;

(c) all corporate authorizations have been obtained for the execution of this Agreement and for the performance of its obligations hereunder;

(d) it is not insolvent and no receiver has been appointed over any part of its assets and no such appointment has been threatened;

(e) the execution, delivery and performance by it of this Agreement and each transaction contemplated by this Agreement does not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under

(i) any material term or provision of any security arrangement, undertaking, agreement or deed; or
(ii) any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound;

(f) this Hosting Services Agreement constitutes a legal, valid and binding obligation of Machine Provider enforceable in accordance with its terms by appropriate legal remedy;

(g) the execution, delivery and performance by it of this Hosting Services Agreement and each transaction contemplated by this Agreement do not or will not (with or without the lapse of

time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:

(i) any provision of its documents;
(ii) any material term or provision of any security arrangement, undertaking, agreement or deed; or
(iii) any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound.

The representations and warranties set out in this Article 17 are conditions on which the parties have relied on in entering into this Hosting Services Agreement and will survive for a period of two (2) years following the expiry of the Term or the termination of this Hosting Services Agreement, and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by it and contained in this Hosting Services Agreement.

18. AUDIT OF BOOKS

18.1 Unless authorized by government administrative or judiciary department, the Machine Provider does not and shall not have any access to or right to audit any or all pertinent books, documents, papers and records of the Company regarding the provision of the Services to the Machine Provider.

19. COMPLIANCE WITH THE COMPANY'S RULES OF CONDUCT AND POLICIES

19.1 While the Company is entitled to choose the methods and means of providing the Services under this Hosting Services Agreement, the Company shall perform the Services in an efficient, prompt, economical, skillful and careful manner in accordance with modern methods, standards and practices. In performing the Services, the Company's employees and consultants (the "**The Company Personnel**"), as applicable, shall observe and obey all applicable laws, regulations, rules and standards imposed by any government or any other duly constituted authority having jurisdiction with respect to the Services or the parties to this Hosting Services Agreement.

19.2 The Company represents and warrants to Machine Provider that the Company Personnel who shall be engaged in the performance of the Services have and shall continue to have during the Term of this Hosting Services Agreement the requisite skills and experience necessary to perform the Services in accordance with the terms and conditions of this Hosting Services Agreement.

20. VISITORS

20.1 Machine Provider may permit its own personnel or agents to visit (each being a "**Visitor**") the Location from time to time provided that

(a) Machine Provider requests access for the Visitor not less than twenty-four (24) hours in advance of the visit. For the purposes hereof, Machine Provider must request written approval from the Company for the Visitor. Any application under this section will include the proposed Visitor's identification (including a photocopy of the proposed Visitor's driver's license or other Government issued form of picture identification), the Visitor's connection to Machine Provider, the purpose of the visit, and the anticipated duration of the visit. The Company's onsite personnel shall review the application and, if The Company is satisfied with the application for the proposed Visitor, the Company shall notify Machine Provider in writing (electronically or otherwise) that the proposed Visitor has been

approved to visit the Location. The parties shall cooperate to determine suitable times for each Visitor, as the circumstances warrant at the time in issue.

(b) such Visitor complies with the Company's safety standards (the "**the Company Safety Standards**") at all times while at the Location. For the purposes hereof, the Company Safety Standards require that:

(i) no Visitor has a criminal record (from any jurisdiction);

(ii) the Visitor complies with the Company's Location rules of conduct (the "**Rules of Conduct**"). The Rules of Conduct shall be prescribed in English and posted in common traffic areas at the Location; and

(iii) the Visitor complies with all applicable labour, employment, and workplace health and safety requirements imposed by the jurisdiction of the Location (including federal, provincial, municipal and regional, as applicable); and

(c) the Visitor executes a form of release effectively releasing the Company any and all liability for any loss or claim for loss incurred or suffered by the Visitor while at the Location.

20.2 While at or on the Location, all Visitors are strictly subject to the directions of the Company personnel. Any Visitor that fails to comply with instructions or directions from the Company Personnel may be asked to leave and immediately be escorted from the Location.

20.3 Machine Provider and the Company acknowledge and agree that only the Company Personnel and Visitors (as hereinafter defined) may access the Location and that no unauthorized person shall be allowed to enter the location.

20.4 If any Visitor fails to comply with any of the Company Safety Standards as determined solely by the Company Personnel, the Company may demand that the offending person (the "**Offending Party**") immediately leave the Location. The Offending Party shall not be permitted to return to the Location until such time as the Company consents to its return in writing.

20.5 Machine Provider acknowledges and agrees that Machine Provider is responsible at all times for the conduct of Visitors. Machine Provider shall indemnify and hold the Company, its directors, officers, employees, consultants and agents harmless from any and all damage or loss to the Company due to the conduct of Visitors.

21. TERMINATION OF HOSTING SERVICES AGREEMENT WITH CAUSE

21.1 The Machine Provider may terminate this Hosting Services Agreement for just cause and without notice in the event there is theft or misappropriation of any property of the Machine Provider by the Company, or any of its employees, or in the event the Company or any of its employees is in material breach of any of the provisions of this Hosting Services Agreement.

21.2 The Machine Provider may terminate this Hosting Services Agreement in the event the equipment delivered to the Company's site by the Machine Provider incurred a loss in excess of 1% of the total value of the equipment, not due to improper operation by the Machine Provider.

21.3 The Company may terminate this Hosting Services Agreement for just cause and without notice in the event there is theft or misappropriation of any property of the Company by the Machine Provider, or any of its employees, or in the event Machine Provider or any of its employees is in material breach of any of the provisions of this Hosting Services Agreement.

21.4 The Company may terminate this Hosting Services Agreement in the event that the Machine Provider was deemed to be in default and did not submit to arbitration.

21.5 The Hosting Services Agreement may be terminated as determined by an arbitration body or court.

21.6 The Hosting Services Agreement may be terminated by both parties signing agreement in writing.

21.7 Non-profitable **Power Off Request.**

21.7.1

Upon Machine Provider's written request for a Non-profitable power off request, the Company will power off machine to reduce provider's loss with but limited to the following conditions:

(a). A state of non-profitability over the course of two months where monthly gross income is less than the monthly hosting fee.

(b). The Machine provider must confirm that the deposit may not be refunded.

21.7.2

Machine Provider has following options after Non-profit Power Off,

(a). the contract is terminated and machines are powered-off and uninstalled. Machine provider agrees to and will pay an extra penalty fee (**Termination Fee**) to terminate agreement and remove the miners from the Company hosting site within 15 days after Termination fee paid in full. Penalty fee will be calculated at rate 7.5% of the remaining month(s) total hosting fee; or

(b). the contract will carry on at the same rate. Machine provider can replace Non-profitable machines with newer miners with extra set-up fee; or

(c). the contract is kept in place at site and machines are shut off. The Machine provider agrees to a temporary power-off fee at [***] The Machine provider can request the power be turned back on at any time during the term.

22. PERFORMANCE OF WORK FOR OTHERS BY THE COMPANY DURING THE PERIOD OF TIME THAT THE COMPANY PROVIDES THE HOSTING SERVICES

22.1 The Company and any of the employees of the Company may perform work for and on behalf of third parties provided that:

(a) the work performed for third parties does not interfere with the ability of the Company or its employees of the Company to perform the Services hereunder; and

(b) the performance of the work for third parties does not create a conflict of interest in respect of the Company's responsibilities and obligations to the Machine Provider pursuant to this Hosting Services Agreement; and

(c) the performance of the work for third parties does not detract from the performance of the Services pursuant to this Hosting Services Agreement.

23. USE OF MACHINE PROVIDER'S NAME IN PROMOTIONAL ACTIVITIES OF THE COMPANY

23.1 The Company agrees not to use the Machine Provider's name in any advertising, promotional material or publicity release relating to the Services or the result thereof without the prior written consent of the Machine Provider. The Company agrees not to publish or cause to be published any statement or encourage or approve any advertising or practice that is detrimental or may reasonably prove to be detrimental to the name, goodwill, reputation or trademarks of the Machine Provider or any parent, subsidiary or affiliate of the Machine Provider. The Company agrees that upon the Machine Provider's request the Company shall withdraw any statement and discontinue any advertisement or practice that the Machine Provider reasonably requests be withdrawn or discontinued or both.

24. ASSIGNMENT OF HOSTING SERVICES AGREEMENT

24.1 The Company shall not assign this Hosting Services Agreement without the prior written consent of the Machine Provider which consent may be withheld for any reason, or at the absolute discretion of the Machine Provider.

25. FORCE MAJEURE

25.1 No party will be liable for its failure to perform any of its obligations under this Hosting Services Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of materials or transportation (each an "**Intervening Event**").

25.2 All time limits imposed by this Hosting Services Agreement (other than for the payment of monies) will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

25.3 A party relying on the provisions of this Article will take all reasonable steps to eliminate an Intervening Event and, if possible, will perform its obligations under this Hosting Services Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Hosting Services Agreement if an Intervening Event renders completion impossible.

25.4 A Party relying on the provisions of this Article shall give notice to the other Party forthwith upon the occurrence of any Intervening Event and forthwith after the end of the period of delay when such Intervening Event has been eliminated or rectified.

26. BREACH OF AGREEMENT

26.1 Either party to this Hosting Services Agreement may suspend operation of the Hosting Services Agreement due to a material breach (the "**Material Breach**") by giving notice (the "**Suspension Notice**") to the other party that that party is in Material Breach. The Suspension Notice shall set out the particulars of the Material Breach.

26.2 The parties agree that, in the event of a Wrongful Suspension, actual damages would be impractical to estimate and further agree that the Liquidated Damages Amount is a reasonable estimate of the damages that Machine Provider would actually suffer due to such Wrongful Suspension and is not intended to be punitive in any manner whatsoever towards the Company.

26.3 COMPENSATIONFOR BREACH OF HOSTING SERVICES AGREEMENT

a) If there is an arbitration or court decision, compensation will be according to the result

b) If the cause of termination is the Machine Provider, the Machine Provider shall:

1) Compensate the Company for all losses that have been incurred. The amount of the losses shall be determined by both parties. If the parties are unable to agree, the losses shall be assessed by a third party or referred to arbitration.

2) Pay the Company 3 months hosting fee within 30 days from the date of default.

3) Remove all equipment from the Company's site within 10 days of the date of default and pay all costs incurred for the removal

c) If the cause of termination is the Company, the Company shall:

1) Compensate Machine Provider for all losses that have been incurred. The amount of the losses shall be determined by both parties. If the parties are unable to agree, the losses shall be assessed by a third party or referred to arbitration.

2) Return the deposit.

3) Pay the Machine Provider 3 months rental fee within 30 days from the date of default.

4) Will refund the installation fee charged in the event of default within three months of initial project start-up

5) Pay a removal fee of up to [***], but the Machine Provider needs to remove all the equipment within [***]

27. AMENDMENT OF HOSTING SERVICES AGREEMENT

27.1 This Hosting Services Agreement may not be amended except in writing executed by both parties to this Hosting Services Agreement or in the case of a waiver of any term, by the party waiving compliance of the term.

28. DELAY IN EXERCISING OF MACHINE PROVIDER'S RIGHTS

28.1 The Company understands and agrees that no failure or delay by the Machine Provider to exercise any of the Machine Provider's rights, powers or privileges pursuant to this Hosting Services Agreement shall operate as a waiver of the said rights, powers or privileges, nor shall any single or partial exercise of any right, power or privilege under this Hosting Services Agreement by the Machine Provider shall preclude the Machine Provider from further exercise of any right, power or privilege pursuant to this Hosting Services Agreement.

29. TIME IS OF THE ESSENCE

29.1 Time is of the essence in this Hosting Services Agreement.

30. SUCCESSORS AND ASSIGNS

30.1 This Hosting Services Agreement is binding upon the successors and assigns of the Machine Provider and the successors heirs, executors, administrators and permitted assigns of the Company.

31. LAW OF THE HOSTING SERVICES AGREEMENT

31.1 This Hosting Services Agreement shall be construed in accordance with the laws of the Province of British Columbia and each of the Parties agree that the laws of the Province of British Columbia, Canada are the proper and applicable law for the interpretation of and enforcement of the Articles of this Hosting Services Agreement. Each of the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia in respect to any action which might be brought by either of them to enforce any of the provisions of this Hosting Services Agreement.

32. SEVERABILITY

32.1 If any of the terms and provision of this Hosting Services Agreement in the schedules attached hereto are determined to be invalid or unenforceable by any Court, such determination shall not invalidate the rest of this Hosting Services Agreement which shall remain in force and effect as if the invalid term or provision had not been made part of this Hosting Services Agreement.

33. RULES FOR INTERPRETATION OF HOSTING SERVICES AGREEMENT

33.1 It is agreed that unless the context of this Hosting Services Agreement requires, the singular number shall include the plural and vice versa, the number of the word shall be construed as agreeing with the verb so substituted, words importing the masculine gender shall include the feminine and neuter gender, and words importing persons shall include firms and Machine Providers and vice versa.

34. DISPUTE RESOLUTION

34.1 If any dispute arises in connection with this Agreement, the Parties will attempt to settle it by good faith negotiations. In the event that the dispute is not settled by negotiation within thirty (30) days of either Party giving notice of the dispute to the other Party, either Party may give to the other Party a written notice requiring resolution by binding arbitration in accordance with the arbitration process in *The Arbitration Act* (British Columbia).

35. NOTICE AND COMMUNICATIONS

All notices, requests, approvals, and other communications required or permitted to be delivered under this Agreement must be in writing and are effective:

(a) upon receipt if delivered personally; or

(b) one Business Day after delivery to a nationally recognized courier service on a Business Day during business hours for delivery on the next Business Day; or

(c) if orderly delivery of the mail is not then disrupted or threatened in which event some method of delivery other than the mail must be used, three Business Days after being deposited in the mail, certified, return receipt requested, postage prepaid on a Business Day during business hours;

In each instance addressed to Company or Machine Provider, as the case may be, at the following addresses, or to any other address either party may designate by notice to the other party:

If to **THE COMPANY:**

[***]

If to **MACHINE PROVIDER:**

[***]

If any party hereto is represented by legal counsel, such legal counsel is authorized to deliver written notice directly to the other party on behalf of his or her client, and the same will be deemed proper notice hereunder if delivered in the manner specified in this Section.

Any party hereto may, at any time by giving ten days written notice to the other party hereto, designate any other address in substitution of the foregoing address to which such notice shall be given and other parties to whom copies of all notices hereunder shall be sent. The term **"Business Day"** means any weekday other than a federal holiday.

IN WITNESS WHEREOF the Machine Provider and The Company have executed this Hosting Services Agreement as of the date first written above.

For and on behalf of Xcentz Limited
XCENTZ LIMITED [***]

Per:

Title: [***]

Date: 8/7/2023

[***] [***]

Per:

Title: [***]

Date: August 7, 2023

SCHEDULE "A"

DESCRIPTION OF SERVICES

The Company shall provide the following Services to the Machine Provider during the Term of this Agreement:

1. On-site support, 24/7 Phone Assistance, e-mail, Telegram, Whatsapp, Wechat.
2. Hourly on-site miners patrol (10pm-4am PST emergency need only)
3. Remote access client's VLAN (Additional software licenses not included)
4. Customized local IP Set-up
5. Faulty machines diagnosis report
6. Pool configuration with client acknowledgement
7. Hardware component replacement (component cost not included)
8. Hardware repair may cost extra for any work over 1 hour
9. Registered client representative free access to the site
10. Safety of the miners such as fire protection and security measures on the miners

ADDENDUM FOR MINERS -Operational/ Non-operational

- Once the client has been notified of the non-operational miner, the client is given a period of [***] to replace the miner. If the replacement period exceeds [***], a fee of [***] miner will be applied for the first [***] starting from the date of miner malfunction in order to cover the opportunity cost. If the client does not offer any solutions after the [***] period, a fee of [***] month will be charged
- If the miner is not delivered on time for the initial deployment, a fee of [***] miner will be applied to the deposit.
- The Company will guarantee 95% up time. The Company shall not be liable for any loss, expenses, and damages caused by or resulting from third party issues.
- List of machine issues that The Company can fix:
    1. Fan speed error
    2. Body crack
    3. Unstable internet
    4. Unstable Hashrate
    5. Missing board from control panel
    6. USB connection issues

[***]

- Protocol for machine failures:

1. Perform onsite check and reboot. If the failure is due to internet and power issue, it will be resolved right away.
2. If the machine cannot be fixed onsite, we will bring the machines back to the office and perform further testing's and repairs if necessary. If the machine is fixed, it will be returned to the container to continue its operation.
3. If no solutions are found onsite, the client will arrange for further repairs. If the machine is still within the warranty period, The Company can package it for shipping for a fee. If the machine is no longer within warranty, the Company can ship it to Vancouver for chips and electricity board replacements if necessary, which will incur an extra fee.
4. Any miner malfunction will be reported to the Machine Provider, and the Machine Provider has 5 (five) business days to reply to our repair request before we power off the faulty miners.

MINER MACHINE REPAIR/REPLACEMENT

When any miners are not operational, then Company will notify the Machine Provider. It is the responsibility of the Machine Provider to choose how to fix their miners. If the Machine Provider wants the Company to repair the miner(s), then the fee will be [***] If the Machine Provider does not want to pay the Company to repair the miner, then the Company will pull the miner from the shelf, and it is then up to the Machine Provider to make arrangements for shipping and to replace with another miner.

The Company's Staff will send the Machine Provider a Miner Repair request as shown in Schedule B.

[***]

SCHEDULE "B"

TEMPLATE OF SERVICING TICKET

Miner Repair Request

New Decade Energy Staff

Date

# of Miners

Worker ID

Miner Issue

- [ ] System Fan
- [ ] Hashboard
- [ ] Power Supply
- [ ] Controller
- [ ] Ethernet
- [ ] Cables
- [ ] Other

Additional note

Submit

[***]

Quotations

Quantity: [* * *]
Power Capacity: [***]
Quote date: 7/31/2023
Quote valid: 10 days

Monthly fee includes:

Monthly hosting fee:

[***] 36 months term

Subject to adjustment according to electricity rate increase as determined by the Public Utilities Board of Manitoba.

The billing amount will be based on actual power usage testing record. (as contemplated in Section 3.3)

Onetime setup fee: [* * *]

Refundable Recycling Deposit fee:[***]

The deposit amount will be [***] of the contract.

The Machine Provider will be invoiced per one (1) month.

Setup time: after receiving Machine Providers Mining Machines at the Location, a minimum of 100 Mining Machines will be set up per day.

VPN/VLAN remote access service fee[***]

(Above terms are not applicable until the deposit has been made)

[***]